                                                                     (d)(11)(iv)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                                      MAXIMUM OPERATING EXPENSE LIMIT
                                                 (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                                                   CLASS
                                              ----------------------------------------------
NAME OF FUND(1)                                 A      B      C      I      O      Q      R
---------------                               ----   ----   ----   ----   ----   ----   ----
ING Disciplined International SmallCap Fund
Initial Term Expires March 1, 2008            1.20%  1.95%  1.95%  0.95%   N/A    N/A    N/A

ING Diversified International Fund(2,3)
Initial Term Expires March 1, 2007            0.35%  1.10%  1.10%  0.10%   N/A    N/A   0.60%

   Total Expense Limit including expenses
      of the underlying investment
      companies                               1.65%  2.40%  2.40%  1.40%   N/A    N/A   1.90%

ING Emerging Countries Fund
Initial Term Expires March 1, 2006            2.25%  2.90%  2.90%  1.75%   N/A   2.15%   N/A

ING Emerging Markets Fixed Income Fund
Initial Term Expires March 1, 2007            1.25%  2.00%  2.00%  1.00%   N/A    N/A    N/A

ING Foreign Fund
Initial Term Expires March 1, 2006            1.95%  2.70%  2.70%  1.60%   N/A   1.85%   N/A

ING Global Bond Fund
Initial Term Expires March 1, 2008            0.90%  1.65%  1.65%  0.61%   N/A    N/A    N/A

ING Global Natural Resources Fund
Initial Term Expires March 1, 2006            2.75%   N/A    N/A    N/A    N/A    N/A    N/A

ING Global Real Estate Fund
Initial Term Expires March 1, 2007            1.75%  2.50%  2.50%  1.50%  1.75%   N/A    N/A

                                                                     (d)(11)(iv)

                                                      MAXIMUM OPERATING EXPENSE LIMIT
                                                  (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                                                   CLASS
                                              ----------------------------------------------
NAME OF FUND(1)                                 A      B      C      I      O      Q      R
---------------                               ----   ----   ----   ----   ----   ----   ----
ING Global Value Choice Fund
Initial Term Expires March 1, 2006            1.85%  2.50%  2.50%  1.50%   N/A   1.75%   N/A

ING Index Plus International Equity Fund
Initial Term Expires March 1, 2007            1.15%  1.90%  1.90%  0.90%   N/A    N/A    N/A

ING International Capital Appreciation Fund
Initial Term Expires March 1, 2007            1.50%  2.25%  2.25%  1.25%   N/A    N/A    N/A

ING International Fund
Initial Term Expires March 1, 2006            2.75%  3.50%  3.50%  2.50%   N/A   2.75%   N/A

ING International SmallCap Fund
Initial Term Expires March 1, 2006            1.95%  2.60%  2.60%  1.40%   N/A   1.85%   N/A

ING International Value Choice Fund
Initial Term Expires March 1, 2006            1.70%  2.45%  2.45%  1.45%   N/A    N/A    N/A

ING International Value Opportunities Fund
Initial Term Expires March 1, 2008            1.40%  2.15%  2.15%  1.15%   N/A    N/A    N/A

ING Russia Fund
Initial Term Expires March 1, 2006            3.35%  4.10%   N/A    N/A    N/A    N/A    N/A


                                        /s/ HE
                                        ----------------------------------------
                                        HE

Effective Date: February 28, 2007

(1) This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2) The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3) The Initial Term expires March 1, 2008 for Class R for ING Diversified International Fund.


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